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                                                                    EXHIBIT 10.3


CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




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                               [TESORO LETTERHEAD]





                                   May 5, 2002





VIA FACSIMILE

Natalie S. Manzo, Esq.
Deputy Attorney General
State of California Department of Justice
Office of the Attorney General
300 South Spring Street, Suite 1702
Los Angeles, CA 90013

Dear Ms. Manzo:

         In consideration of the California Attorney General office's approval of Tesoro as the acquirer of the Golden Eagle CARB Refining and Marketing Assets, and pursuant to the requirements set forth by California, Tesoro makes the following commitments:

         Condition 1:

         In the event that Tesoro chooses to sell the Golden Eagle refinery during the five-year period following closing, Tesoro agrees that such transaction would be subject to prior approval by the California Attorney General's Office. Tesoro will notify the Attorney General's office of any letter of intent or definitive agreement providing for such a sale. Such notice shall be provided in writing to: Natalie S. Manzo, Deputy Attorney General, Office of the Attorney General, 300 South Spring St., Suite 5000N, Los Angeles, CA 90013. Within ten (10) days after receipt of the notice, the Attorney General's office may request additional information concerning the proposed sale. Within twenty
(20) days after receipt of the notice or within twenty-five (25) days after receipt of the additional information, whichever is later, the Attorney General's office will notify Tesoro in writing if it objects to the proposed divestiture and set forth the reasons for the objection. If the Attorney General's office does not object, then the sale may be consummated.



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Natalie S. Manzo, Esq.
May 5, 2002
Page 2


         Condition 2:

         Tesoro commits that until the CARB Phase III gasoline specifications go into effect, or until [***], whichever comes first, the following percentages of gasoline produced at the Golden Eagle refinery will be CARB/CARBOB gasoline meeting the requirements of the applicable CARB II specifications:

         (a) Until the ninetieth day following completion of the fractionation tower and gasoline hydrotreating unit referenced below, at least [***] percent of the first [***] barrels per day (bpd) of gasoline produced at the Golden Eagle refinery during the period between [***] through [***];

         (b) After the ninetieth day following completion of the fractionation tower and gasoline hydrotreating unit referenced below, [***] percent of all gasoline produced at the Golden Eagle refinery during the period between [***] through [***]; and

         (c) At least [***] percent of the first [***] bpd of gasoline produced at the refinery during the period between [***] through [***] of each year.

         Tesoro commits that it will complete the upgrades and enhancements begun by UDS and Valero that will be necessary to produce CARB III at the Golden Eagle refinery. The additions (hereinafter, Upgrades and Enhancements) to be completed by Tesoro, if not already completed by UDS or Valero, include:

                  o        A new [***] bpd Selective Hydrogenation Unit ("SHU").
                           This process will desulfurize the light FCC and light Coker gasoline streams, as well as saturate the diolefins.

                  o A new [***] bpd fractionation tower to separate product from the above SHU Unit into three cuts. The overhead butane stream will be routed to the existing Coker gas plant for further processing. The sidecut, a light naptha stream, will go directly to gasoline blending. The bottoms stream will be further desulfurized as described below.

                  o A new [***] bpd gasoline hydrotreating unit. This unit will receive the bottoms stream from the above fractionator and desulfurize to a design outlet specification of [***] ppm. It will also be designed to saturate from [***]% to [***]% of the olefins in the feed, as necessary to meet CARB Phase III specifications.

                  o A $[***] upgrade to the Alkylation unit to optimize operation without the upstream MTBE Unit.

                  o Two flare gas recovery compressors, each having a [***] standard cubic


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Natalie S. Manzo, Esq.
May 5, 2002
Page 3


                           feet per day ("scfd") capacity. These will reduce flaring and provide an emissions offset for permitting new units.

                  o Logistic upgrades for handling the excess light streams resulting from Phase III blending. The Liquid Petroleum Gas ("LPG") rail car rack will be expanded to increase loading\unloading capacity from [***] cars per day to [***] cars per day.

                  o Other logistic upgrades for Phase III blending. These include modifications of piping and pumps to allow segregation of light and heavy hydrocrackate streams, and software upgrades to the Foxboro blending system to handle Phase III formulations.

                  o An upgrade to the FCC Unit feed system to allow operation of the unit on [***]% cold feed during outages of the FCC Feed Hydrotreater. An alternative to this upgrade may be adding flexibility to the above gasoline hydrotreater; both options are currently under study.

These Upgrades and Enhancements have been designed to increase the total production capacity of CARB gasoline and CARBOB by [***] bpd to [***] bpd, which takes into account the projected volumetric losses from the Phase III specifications and the ban on MTBE blending. As of March 2002, the above-listed Upgrades and Enhancements are estimated to cost approximately $122 million to complete. Tesoro commits to completion of these Upgrades and Enhancements by the date the CARB Phase III gasoline specifications take effect. In the event that Tesoro discovers a better or less expensive means of accomplishing this same increase in production of the same refined products, Tesoro may substitute the alternate means.

         For a period of one year, following the implementation of CARB Phase III gasoline specifications, but in no event later than [***], Tesoro commits that at least [***]% of the first [***] bpd of gasoline produced at the Golden Eagle refinery during the period between [***] through [***], and at least [***] percent of the first [***] bpd of gasoline produced at the refinery during the period between [***] through [***], will be CARB\CARBOB gasoline meeting the requirements of the applicable CARB III specifications.

         While Tesoro is committed to maximizing CARB gasoline production at the Golden Eagle refinery, it is important to recognize that extenuating factors beyond Tesoro's reasonable control could significantly impact plant economics in the future. Tesoro commits to the production volumes herein unless such factors make it economically infeasible to do so.


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Natalie S. Manzo, Esq.
May 5, 2002
Page 4


         These factors include but are not limited to:

                  o Future alterations in CARB specifications that would necessitate substantial additional capital expenditures.

                  o Unavailability of ethanol or other suitable oxygenates or gasoline blending components.

                  o Limited supplies of ethanol or other suitable oxygenates, feedstocks or gasoline blending components which create a limited supply situation that place Tesoro at an economic disadvantage to its competitors by virtue of abiding by this commitment.

                  o Failure of a refinery unit to operate in the manner in which it was designed or intended and which significantly impacts the ability of the Golden Eagle refinery to produce CARB/CARBOB gasoline meeting the requirements of the state of California as set forth herein, provided such failure of a refinery unit is not due to Tesoro's failure to maintain the refinery in accordance with customary industry practices.

         The following factors will either excuse or extend the time for performance of the production volume commitments and the Upgrades and Enchancements as indicated below:

                  o        An increase of 25 percent or more in the total
                           $122 million projected capital cost required to produce the committed amounts of CARB/CARBOB gasoline meeting the requirements of CARB Phase III specifications will excuse performance.

                  o Failure to obtain all necessary permits to complete the CARB III project or to meet the production commitments set forth herein, will excuse performance, provided such failure is not due to the substantial or negligent failure of Tesoro to pursue obtaining such permits. Any delay in obtaining permits shall excuse performance for the period of delay, provided such failure is not due to the substantial or negligent failure of Tesoro to pursue obtaining such permits. A good faith disagreement with a permitting authority is not a failure to pursue such permits, provided Tesoro diligently pursues resolution of such disputes through appropriate appellate process.

                  o Events of force majeure, having an effect on Tesoro's ability to meet the commitments set forth herein, including war (whether or not declared);


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Natalie S. Manzo, Esq.
May 5, 2002
Page 5


                           embargo; civil insurrection; riots; sabotage; strikes; labor difficulties; compliance with acts, regulations or orders of any national, federal, state or local civilian or military authority or persons purporting to act therefor; actions of the elements; earthquakes; floods; natural disasters; fire; explosion; mechanical breakdowns; logistical, environmental, delivery, or storage constraints; or any other causes reasonably beyond the control of Tesoro shall excuse performance of Tesoro's obligations for so long as Tesoro is unable to meet its commitments due to the force majeure, provided Tesoro makes a good faith and reasonable effort to cure the effects of such event(s) of force majeure. If the effect of the force majeure is to make it economically infeasible to cure the effects of such event(s) of force majeure in a manner that will allow it to meet these commitments, then Tesoro shall be excused from further performance.


Tesoro will provide to the Attorney General's office copies of the same monthly and annual production reports submitted to the California Energy Commission. It is understood that the sole and exclusive remedy for violation of the commitments made in this letter will be specific enforcement of its terms in the California Superior Court.

         Both Tesoro and the California Attorney General's office recognize that Tesoro does not own the Golden Eagle refinery and has had limited access to information about it. If, after closing, Tesoro learns of any unforeseen circumstance or new information that might affect Tesoro's ability to meet the commitments made in this letter, then Tesoro and the Attorney General's office will renegotiate in good faith its terms and conditions.

                                           Sincerely,

                                           /s/ Bruce A. Smith

                                           Bruce A. Smith
                                           Chairman of the Board, President and
                                           Chief Executive Officer

cc:  James C. Reed, Jr., Esq.
     David M. Foster, Esq.